Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Form S-8 Nos. 333-136219, pertaining to the Cirrus Logic, Inc. 2006 Stock Incentive Plan,
2.Form S-8 No. 333-200968, pertaining to the Cirrus Logic, Inc. 2006 Stock Incentive Plan,
3.Form S-8 No. 333-208577, pertaining to the Cirrus Logic, Inc. 2006 Stock Incentive Plan,
4.Form S-8 No. 333-226578, pertaining to the Cirrus Logic, Inc. 2018 Long Term Incentive Plan,
5.Form S-8 No. 333-245021, pertaining to the Cirrus Logic, Inc. 2018 Long Term Incentive Plan,
6.Form S-8 No. 333-266519, pertaining to the Cirrus Logic, Inc. 2018 Long Term Incentive Plan, and
7.Form S-8 No. 333-281370, pertaining to the Cirrus Logic, Inc. Amended and Restated 2018 Long Term Incentive Plan

of our reports dated May 23, 2025, with respect to the consolidated financial statements of Cirrus Logic, Inc., and the effectiveness of internal control over financial reporting of Cirrus Logic, Inc., included in this Annual Report (Form 10-K) for the fiscal year ended March 29, 2025.

/s/ Ernst & Young LLP
Austin, Texas
May 23, 2025